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                                                                     Exhibit 1.2

                            SOUTH JERSEY GAS COMPANY
                       Secured Medium Term Notes, Series A
                        Due from One Year to Forty Years
                               from Date of Issue

                               PRICING AGREEMENT

South Jersey Gas Company
Number One South Jersey Plaza
Route 54
Folsom, New Jersey  08037

                                                                   June 29, 2000

Attention:

     Subject in all respects to the terms and conditions of the Distribution Agreement (the "Agreement") dated October 5, 1998, as amended on June 26, 2000 among PaineWebber Incorporated, First Union Securities, Inc. and Edward D. Jones & Co., L.P. and you, the undersigned agrees to the following:

                   Secured Medium Term Notes, Series A 2000-1

                        Secured Medium Term Insured Notes

Aggregate Principal Amount:              $10,000,000.

Interest Rate:                           7.97%.

Date of Maturity:                        August 1, 2018.

Interest Payment Dates:                  February 1 and August 1, beginning on
                                         February 1, 2001.

Regular Record Dates:                    January 15 and July 15.

CUSIP:                                   83851M AC1

Insurance:                               The timely payment of the
                                         regularly scheduled principal
                                         and interest on the Notes will
                                         be insured by a financial
                                         guaranty insurance policy issued
                                         by Ambac Assurance Corporation
                                         that will be issued at
                                         the same time the Notes
                                         are delivered.

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Redemption Dates and Prices:             N/A.


Price to Public:                         100.00% of principal amount.

Commissions:                             0.75% of principal amount.

Proceeds to Company:                     99.25% of prinicpal amount.

Settlement Date and Time:                Wednesday, July 5, 2000,
                                          10:00 a.m., Eastern time.

Place for Delivery of Notes and
Payment Therefor:                        New York, New York.

Wiring Instructions as follows:          First Union National Bank
                                         ABA#0312-0146-7
                                         Credit: South Jersey Gas Company
                                         Account# 2000001370494

Modification, if any, in the
requirements to deliver the
documents in Section 6(b) of the
Agreement:                               Additional conditions to the
                                          obligations of PaineWebber
                                           Incorporated.
                                         (d)  Opinion of counsel to Ambac
                                              Assurance Corporation ("Ambac"),
                                              dated the Closing Date.

                                         (e)  Certificate of Ambac, dated
                                              the Closing Date.

                                         (f)  Confirmation of the following
                                              ratings designations:
                                              Standard & Poors - "AAA".
                                              Moody's - "Aaa".

                                         (g)  Delivery of executed insurance
                                              policy by Ambac.
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                                       PAINEWEBBER INCORPORATED

                                       By: /s/ Case Korpan
                                          ----------------------------

Accepted:

SOUTH JERSEY GAS COMPANY

By: /s/ David A. Kindlick
   ----------------------------
     Title: Senior Vice President
           ----------------------